UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report  (Date of earliest event reported)  December 28, 2005

ARES CAPITAL CORPORATION

(Exact Name of Registrant as Specified in Charter)

Maryland	000-50697	33-1089684
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

780 Third Avenue, 46th Floor, New York, NY		10017
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (212) 750-7300

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

As of December 28, 2005, Ares Capital Corporation (“Ares Capital”) entered into a Senior Secured Revolving Credit Agreement (the “Credit Agreement”), dated as of December 28, 2005, with the lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent, together with various supporting documentation, including a guarantee and security agreement.

Under the Credit Agreement, the lenders have agreed to extend credit to Ares Capital in an initial aggregate principal amount not exceeding $250 million at any one time outstanding.  The Credit Agreement provides also for issuing Letters of Credit. The Credit Agreement is a five-year revolving facility (with a stated maturity date of December 28, 2010) and with certain exceptions is secured by substantially all of the assets in Ares Capital’s portfolio (other than investments held by Ares Capital’s wholly owned subsidiary, Ares Capital CP Funding LLC, a single member, special purpose, limited liability company, party to a separate $350 million credit facility pursuant to which it obtains funding from lenders that fund their obligations by accessing the commercial paper market).

Subject to certain exceptions, the interest rate payable under the Credit Agreement is 100 basis points over LIBOR. Under the Credit Agreement, Ares Capital has made certain representations and warranties and is required to comply with various covenants, reporting requirements and other customary requirements for similar revolving credit facilities, including, without limitation, covenants related to: (a) limitations on the incurrence of additional indebtedness and liens, (b) limitations on certain investments, (c) limitations on certain restricted payments, (d) maintaining a certain minimum stockholders’ equity, (e) maintaining a ratio of total assets (less total liabilities) to total indebtedness, of Ares Capital and its subsidiaries, of not less than 2.0:1.0, (f) maintaining minimum liquidity, and (g) limitations on the creation or existence of agreements that prohibit liens on certain properties of Ares Capital and its subsidiaries.

In addition to the asset coverage ratio described above, borrowings under the Credit Agreement (and the incurrence of certain other permitted debt) will be subject to compliance with a borrowing base that will apply different advance rates to different types of assets in Ares Capital’s portfolio. The Credit Agreement also includes an “accordion” feature that allows Ares Capital to increase the size of the Credit Facility to a maximum of $500 million under certain circumstances. The Credit Agreement also includes usual and customary events of default for senior secured revolving credit facilities of this nature.

The description in this current report on Form 8-K of the Credit Agreement is qualified in its entirety by reference to the copy of such document that is filed as Exhibit 10.1, and is incorporated by reference herein.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 of this current report on Form 8-K is hereby incorporated in this Item 2.03 by reference.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits:

Exhibit Number	Description

10.1	Senior Secured Revolving Credit Agreement, dated as of December 28, 2005, between Ares Capital Corporation, the lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARES CAPITAL CORPORATION

Date: December 29, 2005

	By:	/s/ Daniel F. Nguyen

	Name:	Daniel F. Nguyen
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Senior Secured Revolving Credit Agreement, dated as of December 28, 2005, between Ares Capital Corporation, the lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent